                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement of Lithium Technology Corporation on Form S-8 of our report dated January 22, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty concerning the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Lithium Technology Corporation for the fiscal year ended December 31, 2001.


                                        /s/ WISS & COMPANY,  LLP
                                        Red Bank, New Jersey
                                        April 15, 2002